                                     SCHEDULE 14A
                                    (RULE 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.               )


 /X/    Filed by the Registrant

 / /    Filed by a Party other than the Registrant

        Check the appropriate box:

 / /    Preliminary Proxy Statement         / /    Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6 (e) (2) )

 /X/    Definitive Proxy Statement

         Soliciting Material Pursuant to Rule 14a-11 (e) or Rule 14a - 12


                                SBS TECHNOLOGIES, INC.


 Payment of Filing Fee (Check the appropriate box):


 /X/    $125 per Exchange Act Rules 0-11 (c) (1) (ii), 14a-6 (i) (1), or
        14a-6 (i) (2) or Item 22(a) (2) of Schedule 14A.

 / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6 (i) (3).

 / / Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

 (1) Title of each class of securities to which transaction applies:

  ------------------------------------------------------------------


 (2) Aggregate number of securities to which transaction applies:

  ------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and which the filing fee is calculated and state how it was determined):

  ------------------------------------------------------------------


 (4) Proposed maximum aggregate value of transaction:

  ------------------------------------------------------------------


 (5) Total fee paid:

  ------------------------------------------------------------------

 / /   Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11
(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:

  ------------------------------------------------------------------


 (2) Form, Schedule or Registration Statement No.:

  ------------------------------------------------------------------


 (3) Filing Party:

  ------------------------------------------------------------------


(4) Date Filed:

  ------------------------------------------------------------------

                              SBS TECHNOLOGIES, INC.
                             2400 LOUISIANA BLVD. NE
                                AFC BUILDING 5-600
                          ALBUQUERQUE, NEW MEXICO  87110
                                 (505)  875-0600


                          PROXY STATEMENT AND NOTICE OF
                          ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 12, 1996


The annual meeting of the shareholders of SBS Technologies, Inc., a New Mexico corporation, will be held on Tuesday, November 12, 1996, at the Ralph Bunche Room, 28th Floor, of the Park Hyatt Hotel, One United Nations Plaza, 44th Street at First Avenue, New York, New York at 8:30 a.m. EST to act upon the following:

    (1)  To elect Directors;
    (2)  To ratify selection of auditors;
    (3) To consider approval of an amendment to the 1993 Director and Officer Stock Option Plan to clarify and redefine the membership of the Committee, redefine the responsibilities of the Committee, to revise eligibility for grants to appointed Directors, to revise the time of award of grants to re-elected Directors and to, increase the number of options received by the Directors, to amend the terms of the exercise of and payment for the options, to revise transferability provisions, to make tax withholding optional, and to amend the terms on which the Plan is to be amended.
    (4)  To consider ratification of the 1997 Employee Incentive Stock Option
         Plan;
    (5)  To consider ratification of the 1996 Employee Stock Purchase Plan;
    (6) To consider such other business as may properly come before the meeting or any postponement(s) or adjournment(s) of the meeting, including to adjourn from time to time.

The approximate date on which the Proxy Statement and form of Proxy will be sent to shareholders is October 18, 1996.

THE DATE BY WHICH PROPOSALS OF SECURITY HOLDERS INTENDED TO BE PRESENTED AT THE NEXT ANNUAL MEETING MUST BE RECEIVED BY THE COMPANY FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT AND FORM OF PROXY RELATING TO THE MEETING IS JUNE 20, 1997.

Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the meeting. The Board of Directors has fixed October 2, 1996 as the record date for shareholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                Scott A. Alexander,
                                Secretary

10/18/96

                                SBS TECHNOLOGIES, INC.
                               2400 LOUISIANA BLVD. NE
                                  AFC BUILDING 5-600
                            ALBUQUERQUE, NEW MEXICO  87110
                                   (505)  875-0600


                                   PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m. EST on November 12, 1996, at the Ralph Bunche Room, 28th Floor, of the Park Hyatt Hotel, One United Nations Plaza, 44th Street at First Avenue, New York, New York and any postponement(s) or adjournment(s) thereof.

A person giving the Proxy may revoke it by written notice to the Secretary of the meeting at any time before voting of the Proxy.

The date of mailing this Proxy Statement and the accompanying Proxy form will be approximately October 18, 1996.

All of the expense involved in preparing, assembling and mailing this Proxy Statement and the accompanying material and all costs of soliciting the Proxy will be paid by the Company.

Only shareholders of record as of the close of business on October 2, 1996, will be entitled to vote. At that date, 3,430,657 shares of the Company's no par value common stock ("Common Stock") were outstanding, each of which is entitled to one vote.


                                STOCKHOLDER PROPOSALS

The date by which proposals of security holders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to the meeting is June 20, 1997.


                                METHOD OF SOLICITATION

Arrangements may be made with brokerage houses, custodians, nominees and other representatives to send Proxy material to their principals or clients, and the Company will reimburse them for their expenses, estimated not to exceed $5,000. As of the date of this Proxy Statement, no amounts had been spent in connection with solicitation of Proxies. Also, in addition to solicitation by mail, certain Officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit Proxies by telephone, telegraph and personally.







                        ACTIONS TO BE TAKEN UNDER THE PROXIES

The persons acting under the Proxies will vote the shares represented thereby in accordance with the instructions of the persons giving the Proxies. Unless otherwise directed, votes will be cast:

    1. For the election of the nominees for Director presented in this Proxy Statement. Each of the nominees has consented to be nominated and to serve if elected. To be elected a Director, each nominee must receive the votes of a majority of the shares represented at the meeting. Should any nominee become unable to serve as a Director, which the Board of Directors does not anticipate, the persons named in the Proxy intend to vote for the election of such substitute nominee as the Board of Directors may recommend.
    2. To ratify the selection of auditors. Ratification requires the affirmative vote of a majority of the shares represented at the meeting.
    3. To consider approval of an amendment to the 1993 Director and Officer Stock Option Plan to clarify and redefine the membership of the Committee, redefine the responsibilities of the Committee, to revise eligibility for grants to appointed Directors, to revise the time of award of grants to re-elected Directors and to, increase the number of options received by the Directors, to amend the terms of the exercise of and payment for the options, to revise transferability provisions, to make tax withholding optional, and to amend the terms on which the Plan is to be amended.
    4. For the ratification of the Company's 1997 Employee Incentive Stock Option Plan.
    5.   For the ratification of the Company's 1996 Employee Stock
         Purchase Plan.
    6. On the transaction of such other business as may properly come before the meeting or any postponement(s) or adjournment(s) of the meeting, including to adjourn the meeting from time to time.

Approval of items 3, 4 and 5 requires a majority of the shares entitled to vote at the meeting to be cast in favor of the proposal. The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote FOR, AGAINST, or ABSTAIN from voting, will generally be counted for purposes of determining the minimum number of affirmative votes required for approval of those matters requiring only the affirmative vote of a majority of the shares present at the meeting, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.


               INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

All Directors and Executive Officers of the Company are entitled or eligible to receive Options for additional shares of the Company's Common Stock in accordance with the 1993 Director and Officer Stock Option Plan as proposed to be amended by vote of the Shareholders at this Annual Meeting. See "Amendments to the 1993 Director and Officer Stock Option Plan".

Current employees of the Company, including the Company's Executive Officers (Andrew C. Cruce, the Company's Chairman of the Board, Christopher J. Amenson, the Company's President, Scott A. Alexander, the Company's Secretary, and James
E. Dixon, Jr., the Company's Vice President of Finance and Administration, Treasurer and Chief Financial Officer), are eligible to receive Options for Common Stock pursuant to the 1997 Employee Incentive Stock Option Plan, ratification of which is being voted upon at this Annual Meeting.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 16, 1996 the beneficial ownership of Common Stock by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

NAME AND ADDRESS             AMOUNT AND NATURE OF        PERCENT OF CLASS
OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP        BENEFICIALLY OWNED
       (7)                            (1)                       (8)

Andrew C. Cruce, Ph.D.                516,543 (2,3)             14.4%

Scott A. Alexander                    452,958 (2,3,4)           12.7%

A. Wade Black                         440,117 (5)               12.7%

Seven Bar Enterprises, Inc.           437,117 (5)               12.6%

Christopher J. Amenson                267,392 (2,6)              7.2%

    (1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.
    (2) Includes Common Stock owned through the SBS Technologies, Inc. 401(k) Profit Sharing Plan.
    (3) Includes options to purchase 100,000 shares of Common Stock currently exercisable under the Company's stock option plans.
    (4) Includes 27,000 shares of Common Stock held by Mr. Alexander as trustee for the benefit of his minor children.
    (5) Includes 437,117 shares owned of record by Seven Bar Enterprises, Inc., of which Mr. Black is president and a director.
    (6) Includes options to purchase 253,116 shares of Common Stock; options to purchase 119,783 shares of Common Stock are currently exercisable under the Company's stock option plans and options to purchase 133,333 shares of Common Stock are currently exercisable under option agreements between Mr. Amenson and certain other shareholders of the Company.
    (7) The address for the shareholder is in care of the Company at 2400 Louisiana Blvd. NE, AFC Bldg. 5-600, Albuquerque, NM 87110.
    (8) To the Company's knowledge, except where otherwise noted, each person listed has sole voting and investment power as to the shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of September 16, 1996, the beneficial ownership of Common Stock by each Director and nominee for Director of the Company and by all Directors and Officers as a group:


NAME                                AMOUNT AND NATURE OF        PERCENT OF CLASS
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP       BENEFICIALLY OWNED
                                          (1)                        (9)

Andrew C. Cruce, Ph.D.                   516,543   (3, 4)             14.4%

Christopher J. Amenson                   267,392   (3, 5)              7.2%

Scott A. Alexander                       452,958   (3, 4, 6)          12.7%

Warren Andrews (nominee)                     --

William J. Becker                         16,000   (7)                 (2)

Lawrence A. Bennigson                        --

A. Wade Black                            440,117   (8)                12.7%

James E. Dixon                               178   (3)                 (2)

Joseph N. Najjar, Jr.                        --

All Directors and Officers
   as a group                          1,693,188                      43.1%


The address for each shareholder is in care of the Company at 2400 Louisiana Blvd. NE, AFC Bldg. 5-600, Albuquerque, NM 87110.

    (1) A person is deemed to be the owner of securities that can be acquired by that person within 60 days of the date of the table upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person and that are exercisable within 60 days of the date of this table have been exercised.
    (2)  Owns less than one percent of total outstanding stock.
    (3) Includes Common Stock owned through the SBS Technologies, Inc. 401(k) Profit Sharing Plan.
    (4) Includes options to purchase 100,000 shares of Common Stock currently exercisable under the Company's stock option plans.
    (5) Includes options to purchase 253,116 shares of Common Stock; options to purchase 119,783 shares of Common Stock are currently exercisable under the Company's stock option plans and options to purchase 133,333 shares of Common Stock are currently exercisable under option agreements between Mr. Amenson and certain other shareholders of the Company.
    (6) Includes 27,000 shares of Common Stock held by Mr. Alexander as trustee for the benefit of his minor children.

    (7) Includes options to purchase 5,000 shares of Common Stock currently exercisable under the Company's stock option plans.
    (8) Includes 437,117 shares owned of record by Seven Bar Enterprises, Inc., of which Mr. Black is president and a director.
    (9) To the Company's knowledge, except where otherwise noted, each person has sole voting and investment power as to the shares.

The Company knows of no arrangements, including any pledge by any person of the Company's Common Stock, the operation of which may at a subsequent date result in a change in control of the Company.

                         DIRECTORS AND EXECUTIVE OFFICERS


ELECTION OF DIRECTORS

At the Annual Meeting, seven Directors will be elected by the holders of Common Stock to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or as otherwise provided in the Bylaws of the Company. The following persons have consented to be nominated and, if elected, to serve as Directors of the Company.

Andrew C. Cruce, Ph.D., 53, is a founder of the Company and has served as a Director since the commencement of its business activity in September 1987, as President and Chief Operating Officer from November 1987 to April 1992, as Treasurer since late 1991 to November 1995, as Chief Executive Officer from early 1992 until October 1996 and as Chairman of the Board since April 1992. From April 1985 to September 1987, Dr. Cruce was a Senior Principal Staff Member of the BDM Corporation. Before 1985, Dr. Cruce was the technical director for simulation at the Naval Air Test Center, the Navy's primary facility for Development, Test and Evaluation of Naval aircraft. Dr. Cruce holds a Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology, as well as a Doctorate in Aeronautical Engineering and a Master's Degree in Electrical Engineering.

Christopher J. Amenson, 46, became the President and Chief Operating Officer of the Company in April 1992, a Director in August 1992, and the Company's Chief Executive Officer in October 1996. For five years before joining the Company, Mr. Amenson was President of Industrial Analytics, Inc., a Boston-based firm engaged in consulting in support of operations, mergers and acquisitions. Mr. Amenson holds a Bachelor's Degree in Government from the University of Notre Dame and a Master's Degree in Business Management from the Sloan Fellows Program at the Massachusetts Institute of Technology.

Scott A. Alexander, 46, is a founder of the Company and has served as Director since the commencement of its business activity in September 1987, and as Secretary since November 1987. Mr. Alexander was appointed Vice President in August 1991. Mr. Alexander served as the Company's Treasurer from November 1987 to late 1991. As Chief Engineer for the Company, Mr. Alexander supports the design, development and implementation of critical architectural requirements for the Company's computer interface products. From November 1985 to September 1987, Mr. Alexander was a Senior Principal Staff Member of the BDM Corporation. During this time he participated in the design of a complete flight test range for the Republic of China, including the design of the Mission Command Center (including control consoles), computer architecture, display and control software. Before November 1985, Mr. Alexander was employed at the Naval Air Test Center, where he was responsible for the continuing development and use of the Tactical Avionics Software Test and Evaluation Facility and the Manned Flight Simulator Facility. Mr. Alexander holds a Master's Degree in Electrical Engineering from Virginia Polytechnic Institute and a Bachelor of Science Degree in Physics from Old Dominion University.

Warren Andrews, 53, is editor-in-chief of RTC MAGAZINE, the leading publication in the open-systems, board-level industry. From 1987 to 1994, Mr. Andrews served as a senior editor for COMPUTER DESIGN MAGAZINE while, at the same time, publishing his own newsletter, EMBEDDED COMPUTER TRENDS. From 1985 to 1987, he served as managing editor of ELECTRONIC DESIGN Magazine. Before 1985, Mr. Andrews was semiconductor editor for ELECTRONIC ENGINEERING TIMES and owned and operated his own business providing electronic design services and developing, manufacturing and selling microprocessor-based switching systems for a variety of audio and video applications in the retail and host industries. In addition, he holds one U.S. patent and has designed other products for the cable TV, burglar and fire alarm, and educational communications markets. Mr. Andrews holds a Bachelor of Science Degree from Fairleigh Dickinson University.

William J. Becker, Brigadier General, retired, 70, became a Director in August 1992. Since 1981 he has been self-employed as a senior independent consultant, advising on international technology, to such organizations as the United States Department of Energy, EG&G Inc., Mactec, Inc., Raytheon Services Co., Westinghouse Electric Corporation and International Technology, Inc. During his long career in the United States Air Force, General Becker oversaw a number of logistics and mobility operations and in his last assignment was commander of the Defense Property Disposal Services. General Becker attended the University of Southern California and holds a Bachelor's Degree in Management and a Master's Degree in Logistics from the Air Force Institute of Technology's Graduate School of Systems & Logistics at Wright Patterson Air Force Base in Ohio.

Lawrence A. Bennigson, Ph.D., 58, became a Director in November 1995. Dr. Bennigson has provided consulting services on corporate, business and manufacturing strategy and related organizational issues to major corporations and to governments for over 30 years. Dr. Bennigson has been an independent management consultant since January 1994. He worked extensively in European countries as well as on business matters in Russia and China. As Senior Vice President of the former MAC Group, Inc., Dr. Bennigson helped to lead the strategic development of the firm resulting in its 1991 acquisition and merger to become Gemini Consulting. Dr. Bennigson taught executives, graduate students, and undergraduates as a faculty member of the School of Engineering, Stanford University, The Harvard University Graduate School of Business and as a visiting faculty member at the London Business School and the Graduate School of Business, Lund University, Sweden. Before his academic and consulting career, Dr. Bennigson served for six years as a U.S. Naval Officer. Dr. Bennigson holds a Bachelor's Degree in General Engineering from UCLA, as well as Master's and Doctorate Degrees in Industrial Engineering (with specialization in Human Factors Engineering and Industrial Organization) from Stanford University.

A. Wade Black, 31, became a Director in November 1995. Mr. Black is president and CEO of Seven Bar Enterprises, Inc., a privately owned holding company. Seven Bar Enterprises is one of the founding shareholders of SBS Technologies, Inc. Mr. Black has been president, CEO and a director of Seven Bar Enterprises since 1990 and oversees the company's operations and subsidiaries within the aviation, air medical, real estate development, and investment businesses. Mr. Black holds a Bachelor's Degree in Petroleum Engineering from Texas A&M University and a Master's Degree in Business Administration from Southern Methodist University.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James E. Dixon, Jr., 51, was appointed Vice President of Finance and Administration, Treasurer and Chief Financial Officer of the Company in September 1995. For eight years before joining the Company, Mr. Dixon held the position of Director Finance, Howden Group America, Inc., a wholly owned subsidiary of Howden Group PLC. Howden Group America's subsidiaries, whose combined annual revenue exceeds $200 million, specialize in the design and manufacture of air and gas handling equipment, defense-related products and food processing equipment. Dr. Dixon held various controller positions at Westinghouse Electric from 1971 to 1985. Mr. Dixon holds a Bachelor's Degree in Business Education from Indiana University of Pennsylvania.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(a) of the Securities Exchange Act of 1934 during the Company's most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from persons required to file those Forms, the following persons have filed late forms. With respect to Directors and Officers, Mr. Alexander filed two forms late, Mr. Becker filed two forms late, Mr. Bennigson filed one form late, Mr. Berg, previous Director, filed two forms late, Mr. A. Wade Black filed two forms late and Mr. Najjar filed one form late. With respect to beneficial owners of more than 10% of the outstanding Common Stock, the Company has been advised that Mr. A. Rolfe Black and the Albert J. Black and Mary Jane Black Revocable Trust, of which Mr. A. Rolfe Black is a co-trustee,have each failed to file one form. All other Directors, Officers and beneficial owners of more than 10% of the Company's Common Stock filed all other reports required by Section 16(a) of the Act.

DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

The Board of Directors held six meetings during fiscal year 1996. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which the Director served that were held during the period the Director served in such position.

The Board of Directors has three standing committees; Audit, Compensation and Nominating. Currently, the Audit Committee is composed of Directors William J. Becker, Lawrence A. Bennigson, and A. Wade Black. The Audit Committee, which held two meetings in fiscal year 1996, is responsible for recommending to the Board of Directors the appointment of the independent auditors of the Company and providing a forum, independent of management, for discussion of any issues the independent auditors choose to raise.

Currently, the Compensation Committee is composed of Directors William J. Becker and Lawrence A. Bennigson. The Compensation Committee, which held three meetings in fiscal year 1996, is responsible for recommending to the Board of Directors compensation levels for the Chief Executive Officer and the Chief Operating Officer and the general compensation policy for the remainder of the Company. The compensation committee is also responsible for determining options and their terms to be awarded to officers subject to
Section 16(b) of the Securities Exchange Act.

Currently, the Nominating Committee is composed of Directors Scott A. Alexander, A. Wade Black and Andrew C. Cruce. The Nominating Committee, which held one meeting in fiscal year 1996, is responsible for nominating a proposed slate of Directors for the ensuing year. The proposed slate is approved for recommendation to the shareholders by the Board of Directors. Nominated Directors stand for election by the shareholders at the Company's annual meeting of shareholders. The Company has no provision for recommendation by shareholders of nominees for Director.

                      COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth an overview of compensation for the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and each of the Company's other Executive Officers whose total compensation exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                         Annual Compensation        Securities Under-    All Other
Name and Principal Position              Salary        Bonus          lying Options     Compensation
                                                                        (# Shares)
Andrew C. Cruce, Ph.D.,
Chairman of the Board
    1996                                176,000       82,900 (1,2)     100,000          5,336 (4)
    1995                                132,173 (3)    3,721                 0          5,181 (5)
    1994                                 89,981        3,700                 0          3,633 (5)
Scott Alexander, Secretary
    1996                                133,328       71,550 (1,2)     100,000          2,667 (5)
    1995                                113,731 (3)   25,000                 0          5,421 (5)
    1994                                 85,541            0                 0          3,422 (5)
Christopher J. Amenson,
President and Chief Operating Officer
    1996                                156,000       74,900 (1,2)           0          9,332 (6)
    1995                                131,760 (3)    7,000                 0          4,939 (5)
    1994                                 87,196       25,000           100,000          3,703 (5)
James E. Dixon,  (7)
Vice President, Finance &
Treasurer
    1996                                 90,675       40,250 (2)        60,000         57,875 (8)

(1) Includes bonuses as to each person respectively, of $12,500 for Andrew
    C. Cruce and Christopher J. Amenson and a bonus of $25,000 for Scott Alexander for fiscal year 1995 but paid in fiscal year 1996.
(2) Includes accrued bonuses of $70,400 for Andrew C. Cruce; $46,500 for Scott Alexander; $62,400 for Christopher J. Amenson and $40,250 for James E. Dixon for fiscal year 1996.
(3) Salary amount includes accrued leave payments made in lump sum.
(4) Includes $4,073 in payments made by the Company pursuant to a contribution matching program under its 401(k) plan and $1,263 of miscellaneous income.
(5) Represents payments made by the Company pursuant to a contribution matching program under its 401(k) plan. Amounts paid under the Company's other employee benefits plans are not included because the benefits provided to officers under these plans are identical to those provided to all other employees.

(6) Includes $4,109 in payments made by the Company pursuant to a contribution matching program under its 401(k) plan, $4,800 paid for accrued leave compensation and $423 of miscellaneous income.
(7) James E. Dixon became Vice President of Finance and Administration in September 1995 during the first quarter of fiscal year 1996.
(8) Includes reimbursed moving expenses of $53,416 and $3,574 in payments made by the Company pursuant to a contribution matching program under its 401(k) plan.


The table below sets forth information concerning shares acquired upon exercise of stock options and unexercised stock options held by the Executive Officers named in the Summary Compensation Table at June 30, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                Value of
                  Shares                       Number of Shares             Unexercised In-
                 Acquired      Value        Underlying Unexercised          the-Money Options
Name            on Exercise   Realized     Options at June 30, 1996         at June 30, 1996

                                          Exercisable  Unexercisable    Exercisable  Unexercisable

A. Cruce                0            0      100,000              0        $687,500             0

C. Amenson         15,000     $153,750      119,783              0        $918,562             0

S. Alexander            0            0      100,000              0        $687,500             0

James E Dixon           0            0            0         60,000               0      $117,500

The table below sets forth information concerning individual grants of stock options made to the Executive Officers named in the Summary Compensation Table during the year ended June 30, 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                       Number of       Percent of Total                                    Potential Realizable
                      Securities       Options Granted      Exercise                     Value at Assumed Annual
                      Underlying        to Employees         Price      Expiration     Rates of Stock Appreciation
Name               Options Granted     In Fiscal Year      Per Share       Date            for Option Term (4)
                                                                                          5%                 10%

A. Cruce (1)           100,000            20.10%             5.500       07/01/00      151,955             335,781

S. Alexander (1)       100,000            20.10%             5.500       07/01/00      151,955             335,781

J. Dixon (2)            20,000             4.10%             6.500       08/07/05       81,756              207,187
         (3)            40,000             8.10%            13.500       06/07/06      389,603             860,621

(1) 50,000 of these options were granted under the 1993 Director & Officer Stock Option Plan and 50,000 were granted under the 1995 Incentive Stock Option Plan. They became exercisable when the stock price reached $10.00 per share and $15.00 per share, respectively.

(2) These options were granted under the 1995 Incentive Stock Option Plan. They are exercisable upon completion of two years of employment by Mr. Dixon.
(3) These options were granted under the 1996 Incentive Stock Option Plan and become exercisable on June 8, 2000.
(4) Amounts for the Named Executives shown in these columns have been derived by multiplying the exercise price by one plus the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

COMPENSATION OF DIRECTORS

During the 1996 fiscal year, non-employee Directors were paid $1,000 per meeting attended. Effective November 12, 1996, non-employee Directors are paid annual retainers of $10,000 for service on the Board and $2,500 for each committee of the Board on which a Director serves. Directors are also paid a meeting fee of $1,000 per Board meeting day and travel day. Expenses incurred in connection with attending Board and committee meetings are reimbursed. Under the terms of the 1993 Director and Officer Stock Option Plan approved at the 1992 annual meeting and subsequently amended at the 1995 annual meeting, each non-employee Director receives an initial option for 5,000 shares upon election or appointment to the Board, and each year thereafter receives an additional option for 3,500 shares. (This is proposed to be amended; see Proposed "Amendment to 1993 Director and Officer Stock Option Plan"). The exercise price of all such options is the market price of the Company's common stock as of the respective dates of initial grants and service anniversaries. Messrs. Cruce, Amenson, and Alexander, as employee Directors, receive no additional compensation for serving as Directors.

EMPLOYMENT AGREEMENTS

Dr. Cruce serves as Chairman of the Board of the Company pursuant to an employment agreement with the Company. The contract, which was renewed in October 1993, has a five-year term, assigns to the Company certain intellectual property developed by him on Company time, and is terminable by the Company with or without cause. The employment contract as amended currently provides for a base annual salary of $176,000. Besides salary, the contract provides for a six month salary continuance severance benefit. The contract contains non-competition clauses which apply during the employment period and for two years thereafter. Restrictions against disclosure of proprietary Company information are included.

Christopher J. Amenson serves as the President and Chief Operating Officer of the Company under an employment agreement with the Company executed in April 1992. The agreement contains a five-year term, currently provides for a base annual salary of $156,000, provides for a six month salary continuance severance benefit, and contains other terms substantially similar to the agreement with Dr. Cruce. As part of his compensation and as an inducement to Mr. Amenson to join the Company, he was awarded options under the 1992 Employee Incentive Stock Option Plan and was granted options for 33,333 shares of Common Stock from each of Andrew C. Cruce, Scott A. Alexander, and Byron M. Allen (a founder and former officer of the Company), exercisable at $6.00, and for 33,334 shares from Seven Bar Enterprises, Inc., also exercisable at $6.00 per share. The options from individuals each (i) terminate not later than December 31, 2000 or one year from the date Mr. Amenson ceases to be employed by the Company, (ii) are not transferable except on death, and (iii) may be exercised only by Mr. Amenson.

Scott A. Alexander serves as Vice President & Secretary of the Company pursuant to an employment agreement with the Company. The contract, which was renewed in October 1993, has a five-year term, assigns to the Company certain intellectual property developed by him on Company time, and is terminable by the Company with or without cause. The employment contract as amended currently provides for a base annual salary of $148,000. Besides salary, the contract provides for a six month salary continuance severance benefit. The contract contains non-competition clauses which apply during the employment period and for two years thereafter. Restrictions against disclosure of proprietary Company information are included.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Board's Compensation Committee is comprised entirely of outside Directors who are not eligible to participate in the compensation programs they oversee. The objective of the Compensation Committee of the Board of Directors is to make recommendations to the Board of Directors concerning policy and procedures which will attract and retain key executives critical to the long term success of the Company and align executive compensation with shareholder interests. The Compensation Committee provides guidance and overview of all executive salary, incentive and benefit programs. It is also the responsibility of the Compensation Committee to evaluate the performance of the Chairman and Chief Executive Officer, and the President and Chief Operating Officer and recommend their compensation to the full Board of Directors. While the administration of compensation is the responsibility of management, the review and recommendation of the Compensation Committee is required for: overall executive (individuals which lead business or functional responsibility) compensation, philosophy and policy; incentive programs; executive benefit and any prerequisite programs; stock and stock option awards; Board member compensation and any other compensation issues as may be directed to the Compensation Committee.

The total compensation of Andrew C. Cruce, the Chairman and Chief Executive Officer and Christopher J. Amenson, the President and Chief Operating Officer, for fiscal 1996 was a combination of base salary, recommended by the Compensation Committee and based on independent compensation surveys of similar companies of similar size in the electronics industry and similar to companies compared on the accompanying performance graph, and incentive compensation, approved annually by the Compensation Committee, based on the Company's discretionary Management Incentive Plan ("MIP"). The employment agreements of the Chairman and Chief Executive Officer and the President and Chief Operating Officer were amended in July 1995 based on the previously mentioned compensation surveys setting their base salaries effective July 1, 1995 at $176,000 and $156,000, respectively (see "Employment Agreements"). The MIP provides participants the ability to earn incentive compensation based on achievement of annually set financial goals for the Company based on growth in earnings over the prior year actual performance. The MIP for fiscal 1996 was based on the Company meeting $0.96 earnings per share, including the cost of the incentive, providing participants the ability to earn between 30% and 80% additional compensation over their base pay. The Chairman and Chief Executive Officer and the President and Chief Operating Officer were awarded incentive compensation of $70,400 and $62,400, respectively, as the Company exceeded the fiscal 1996 MIP earnings target of $0.96 earnings per share. In addition, the Chairman and Chief Executive Officer and the President and Chief Operating Officer each were awarded a bonus of $12,500 in fiscal 1996 for achieving certain strategic goals set by the Board of Directors in fiscal 1995. Two options were granted to the Chairman and Chief Executive Officer during fiscal 1996. Options on 50,000 shares were granted under the 1993 Director & Officer Stock Option Plan and options on 50,000 shares were granted under the 1995 Incentive Stock Option Plan. These Options were granted to Dr. Cruce at the recommendation of an independent compensation consultant to the Board of Directors to provide Dr. Cruce a level of compensation commensurate with the responsibilities of his position. The first grant became exercisable when the Company's stock price reached $10.00 per share and the second grant became exercisable when the Company's stock price reached $15.00 per share.

              William J. Becker        L. A. Bennigson

PERFORMANCE GRAPH

The graph below provides a comparison of the Company's cumulative total stockholder return with performances of the NASDAQ-US, a custom generated peer group and the NASDAQ's computer manufacturer index as a Peer Group. The SBS graph assumes the investment of $100 on January 9, 1992 (the date the Company first began public trading) in SBS common stock (purchased at the initial offering price). The Peer Group and NASDAQ-US returns assume reinvestment of stock and cash dividends. The returns of each company in the Peer Groups have been weighted annually for their total market capitalization as of the date shown.

                COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
         AMONG SBS TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                  AND THE NASDAQ COMPUTER MANUFACTURER INDEX


                                   6/92     6/93     6/94     6/95     6/96
SBS TECHNOLOGIES, INC.              125     119      113      131      309
NASDAQ COMPUTER MANUFACTURER         90     111       91      162      231
NASDAQ STOCK MARKET-US               91     114      115      154      198

*   $100 INVESTED ON 01/09/92 IN STOCK ON INDEX.
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING JUNE 30.

                     RATIFICATION OF SELECTION OF AUDITORS

The Directors have selected KPMG Peat Marwick LLP, independent certified public accountants, as the Company's independent auditors for the 1997 fiscal year. KPMG Peat Marwick LLP has no direct interest in the Company and has had no such interest during the past fiscal year. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting of shareholders and will be given the opportunity to make a statement if they so wish, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THEIR SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                          APPROVAL OF AMENDMENT TO
              THE 1993 DIRECTOR AND OFFICER STOCK OPTION PLAN

    On August 20, 1996 and September 30, 1996, the Board of Directors of the Company approved, subject to shareholder approval, an amendment, to become effective upon shareholder approval, to the Company's 1993 Director and Officer Stock Option Plan ("Plan"). Specifically, the amendment:

    (i) amends Section II, Paragraph A, definition of Committee to clarify that the Committee is a Committee of the Board of Directors appointed by the Board of Directors of Company to administer the Plan.

    (ii) amends Paragraph IV to redefine the composition and certain of the responsibilities of the Committee. The Committee will consist of two or more "Non-Employee" Directors as that term is defined by in Section 16b-3(b)(3)(i), instead of the previously provided "disinterested" Directors.
 The amendment provides that the Committee, rather than the full Board of Directors as previously provided, is responsible for award of the Options and that the Committee may determine the exercise price of the options and, if it does not otherwise do so, the exercise price will be as previously provided, that is, the closing price for the Common Stock on the trading date immediately preceding the date of grant. The amendment also gives the Committee the authority to determine the termination or expiration of any options granted. Finally, the amendment provides that the Committee may, in its discretion, allow payment of the exercise price of an Option in Common Stock or through net exercise of the Option.

    (iii) amends Paragraph VI by providing the initial grant of options to a Director newly appointed by the Board of Directors only if that appointment occurs within 90 days of the Company's most recently held meeting of shareholders at which Directors were elected, by providing for automatic subsequent grants to a Director upon each re-election of the Director instead of upon the anniversary of the Director's first option grant, as previously provided, and by changing the number of options granted upon re-election from 3,500 to 5,000.

    (iv) amends Paragraph VII to provide that options granted to Directors will vest and become exercisable at 5:00 p.m., New Mexico time, on the day before the next meeting of the shareholders of the Company at which Directors are elected following the grant of the option if the Eligible Director still holds office, rather than vesting one year and becoming exercisable three years from the date of grant of the options, as previously provided. In addition, the amendment adds to the option termination provisions that the option will also terminate, if not already terminated, twelve months from the date the optionee ceases to be a member of the Board of Directors. Finally, the amendment provides that the Boar of Directors may, in its discretion, allow payment of the exercise price of an Option in Common Stock or through net exercise of the Option.

    (v) amends Paragraph VIII to provide that "Except with specific approval of the Board of Directors of the Committee," options are not transferable except in specified instances and expands those instances to include a proposed transfer which is in compliance with the requirements for registration of the option or option shares on Form S-8 under the Act as those requirements are then in effect.

    (vi) amends Paragraph IX to add the following words to the end of the Paragraph, "as if the Event had not occurred."

    (vii) amends Paragraph X to make tax withholding optional by replacing the word "shall" with the word "may" and adding the words "at the option of the Optionee with the consent of the Company" after that same word. The last sentence of the Paragraph, reflecting the previous mandatory tax withholding, is removed.

    (viii) amends Paragraph XV, first sentence is amended to read "This plan may be amended by majority vote of the Board of Directors at any time and from time to time, except that shareholder approval of an amendment will be required if required by applicable law or regulation or the requirements of any stock exchange or Nasdaq System with which the Common Stock is registered." and deleting the rest of the Paragraph which stated when Directors could amend the Plan without shareholder approval and specified particular material changes requiring shareholder approval.

    The purpose of the Plan is to promote the long-term success of the Company by (i) providing a means by which the Company can attract, retain and compensate Directors and Executive officers who can materially contribute to the success of the Company and (ii) encourage stock ownership by Directors and Executive Officers so that they may have a proprietary interest in the Company's success. The Plan is intended to comply with the requirements of Rule 16b-3 under the Securities and Exchange Act of 1934 ("1934 Act").

    All non-employee Directors ("Eligible Directors") of the Company are eligible to participate in the Plan, as are all Executive Officers of the Company who are subject to the filing and reporting requirements of Section 16 of the 1934 Act. As of the date of this Proxy Statement, three of the Company's current seven Directors would qualify as Eligible Directors under the Plan, and approximately four of the Company's Executive Officers would qualify as Eligible Officers.

The following table reflects the benefits or amounts that will be received by or allocated to each of the following under the Plan, as amended, to the extent such benefits or amounts are determinable:

                                   NEW PLAN BENEFITS
----------------------------------------------------------------------------------

                                SBS TECHNOLOGIES, INC.
                     1993 DIRECTOR AND OFFICER STOCK OPTION PLAN

-----------------------------------------------------------------------------------


      NAME AND POSITION               DOLLAR VALUE             NUMBER OF UNITS
-----------------------------------------------------------------------------------


Andrew C. Cruce                            (1)                       (1)
Chairman of the Board

Christopher J. Amenson                     (1)                       (1)
President,
Chief Operating Officer

Scott A. Alexander                         (1)                       (1)
Vice President, Secretary

James E. Dixon                             (1)                       (1)
Chief Financial Officer

Executive Group                            (1)                       (1)

Non-Executive Director Group            $ 285,000   (2)            20,000

-----------------------------------------------------------------------------------

(1) Benefits to Executive Officers, including those who might receive 5% or more of the options, are not determinable because award of options to Executive Officers under the Plan is at the discretion of the Committee.

(2) The dollar value is calculated by using the price per share for common stock as of September 3, 1996. This amount will change because the price per share actually used will be as of the date the Plan is approved by the Shareholders of the Company.

       The Plan provides an automatic formula award to Eligible Directors of options to purchase shares of Company Common Stock. Upon becoming a Director, by election or appointment (within 90 days of the last shareholder meeting at which Directors were elected, if the amendment is approved), an Eligible Director receives options for the purchase of 5,000 shares of Common Stock. If elected, Mr. Warren Andrews, nominee for election to the Board of Directors, would receive an option to purchase 5,000 shares of Common Stock pursuant to this provision. Persons who were Eligible Directors on the date the Plan was originally adopted received the same option on the date of Plan approval. Thereafter, each Eligible Director will be awarded an additional option for 5,000 shares of Common Stock (as amended from 3,500, subject to approval by shareholders) on re-election as a Director (as amended, subject to shareholder approval, from each anniversary of the Eligible Director's first option grant), provided that the Eligible Director is then a Director. Already serving Eligible Directors would, therefore, receive options for 5,000 shares, assuming approval of the amendment. No consideration will be received by the Company for the grant of the options.

     The Plan may be amended by a majority vote of the Board of Directors (as amended at any time and from time to time, subject to shareholder approval for certain material amendments, except that, if the proposed amendment is adopted, shareholder approval of an amendment will only be required if required by applicable law or regulation or the requirements of any stock exchange or Nasdaq System with which the Common Stock is registered.)

     The options to be granted under the Plan are not qualified options under the provisions of the Internal Revenue Code ("IRC"). No tax consequence to the optionee or the Company will result from the grant or vesting of the options. Upon exercise, the optionee will recognize ordinary income under Section 83 of the IRC, and the Company will have a corresponding tax deduction, in the amount of the difference between fair market value of the option shares and the exercise price.

     Please refer to the item entitled "Compensation of Executive Officers" for information concerning plans under which the Company paid or distributed cash or non-cash compensation during the most recent fiscal year and previously adopted plans under which the Company may pay or distribute cash or non-cash compensation in the future to Executive Officers.

     Adoption of the amendment to the Plan requires the affirmative vote of a majority of outstanding shares of Common Stock.

     The foregoing is a general summary of the Plan and is qualified in its entirety by reference to the copy of the Plan, as amended, attached to this Proxy Statement as Exhibit A.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1993 DIRECTOR AND OFFICER STOCK OPTION PLAN.


          RATIFICATION OF THE 1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN

       On September 30, 1996, the Company's Board of Directors adopted the 1997 Employee Incentive Stock Option Plan ("1997 Plan"). The 1997 Plan is intended to promote, through the awards of options for Common Stock, long term success of the Company by (i) providing a means through which the Company can attract and retain specified employees who can contribute materially to the success of the Company and (ii) encouraging stock ownership by those specified employees so that they may have a proprietary interest in the Company's success. Any one or more of the Company's full-time employees are eligible to participate in the Plan. A committee of the Board of Directors ("Committee"), none of whom is eligible under this Plan, will administer the 1997 Plan and will determine the employees to whom the options will be granted and the number of shares of Common Stock to be covered by each option, as well as other conditions of each option not inconsistent with the 1997 Plan.

Participants are not required to pay any consideration for their Options. The Purchase price for the Option Shares will not be less than the fair market value per share of the Common Stock on the date of grant of the Option. If an Optionee owns more the 10% of the voting power of all classes of the Company's stock, the purchase price per Option Share will not be less than 110% of the fair market value of the Common Stock on the date of grant of the option. Fair market value will be determined by the Committee in good faith at the time of the grant of the option. As of September 1, 1996 the market value, based on the closing price, of Common Stock was $14.25 per share. Employees exercising an Option granted under the 1997 Plan may pay in cash or, at the discretion of the Committee, by shares of Common Stock (restricted or non-restricted) valued at the then fair market value, or by a combination thereof.

An aggregate of 300,000 shares of Common Stock is available for issuance pursuant to options which may be granted under the 1997 Plan. This 1997 Plan is intended to comply with the requirements of Section 422 of the Internal Revenue Code ("IRC") as an "incentive stock option" plan under that section. Under present tax law, no tax consequences attend the grant or timely exercise of a qualified option. The optionee receives long-term capital gain treatment upon sale of the option shares if (i) the option shares are held by the optionee for two years after the option is granted and one year after the date of exercise, and (ii) the optionee is employed by the Company (or an affiliate of the Company) continuously from the date of the grant until three months before exercise (one year if the optionee is disabled). All or a portion of this capital gain may be an item of tax preference subject to the alternative minimum tax.

If the holding period requirement is not satisfied, the optionee recognizes, at the time of sale, ordinary income equal to the lesser of (a) the gain realized upon sale or (b) the difference between the option price and the fair market value of the stock on the date of exercise. Any additional gain would be long-term or short-term capital gain, depending on how long the stock was held. If the employment requirement is not met, ordinary income will be recognized at the time of exercise. Expense deductions are not allowed to the Company, unless the optionee recognizes ordinary income.

Because the issuance of options and the amounts of Common Stock issuable under the option are entirely within the discretion of the Committee, no estimate can be given of what eligible employees would have received during the last fiscal year, had the 1997 Plan been in effect, or will receive during the current fiscal year. Also, no estimate can be given as to which persons are to receive 5% or more of the options. No eligible employee may, without waiving incentive stock option treatment, exercise options during any calendar year for the purchase of options shares having an aggregate fair market value exceeding $100,000 except to the extent that the options were first exercisable in preceding calendar years. Options which fail to qualify as incentive stock options under the IRC are deemed issued under the plan as non-qualified options to the extent they do not qualify as incentive stock options. Options issued under the 1997 Plan must be evidenced by a written stock option agreement in a form prescribed by the Committee. Options are non-transferable except by will or under the laws of descent and distribution may be exercised only by the optionee during the optionee's lifetime. Options are exercisable (i) three months after the date of Optionee's employment by the Company is terminated other than by disability, (ii) the expiration of one year from the date on which Optionee's termination of employment occurs as a result of a disability; or
(iii) ten years from the date of grant, or in the case of a person owning more than 10% of the voting power of all classes of the Company's stock, five years from the date of grant. The shares issued upon exercise of an option will be subject to restrictions on transfer unless the Company determines, in its sole discretion, to register the shares. The Plan terminates on the earlier of termination by the Board of Directors or the tenth anniversary of its effective date.

The 1997 Plan also provides, in the case of certain events of merger or reorganization of the Company or stock for stock exchange with another company, for issuance of options for shares of the reorganized entity or, in the case of an exchange, of the stock received in exchange for the Company's stock, to replace options granted under the 1997 Incentive Plan.

Please refer to the item entitled "Compensation of Executive Officers" for information concerning plans under which the Company paid or distributed cash or non-cash compensation during the most recent fiscal year.

The foregoing is a general summary of the proposed 1997 Plan and is qualified in its entirety by reference to the copy of the 1997 Plan attached to this Proxy Statement as "Exhibit B."

Ratification of the 1997 Plan requires the affirmative vote of a majority of outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN.


                RATIFICATION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    On January 21, 1996 the Company's Board of Directors adopted the 1996 Employee Stock Purchase Plan ("1996 Plan"). The Plan is intended to attract, compensate and retain well-qualified employees by providing to them an equity interest in the Company's success. A committee of the Board of Directors ("Committee"), none of whom is eligible under this Plan, will administer the 1996 Plan.

Options under this Plan may be granted only to Eligible Employees. Eligible Employees are full-time employees of the Company but shall not include an employee: (i) who, if an option is granted to the employee under the Plan, will, immediately after the option is granted own or be entitled to purchase under such an option 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"), (ii) who, if an option is granted, would have rights to purchase shares under all employee stock purchase plans offered by the Company accruing at a rate exceeding $25,000 of the fair market value of the Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time,
(iii) whose customary employment is 20 hours or less per week, (iv) whose customary employment is for not more than 5 months in any fiscal year, (v) who is a highly compensated employee within the meaning of Code Section 414(g) as amended or superseded from time to time and an executive officer of the Company subject to Section 16 of the Securities Exchange Act.

On the twenty-first day of January 1996, 1997 and 1998, all Eligible Employees have been or will be, subject to shareholder approval, granted an option to purchase Plan Shares. The number of Plan Shares subject to each option shall, within the limitations of eligibility, be the whole number equal to (i) up to 10% of each eligible employee's annual base compensation (without regard to benefits, bonuses or the like), the percentage to be determined by the Committee, divided by (ii) the Date of Grant Price. The term of the option will be 27 months from the Date of Grant. The Option Price will the fair market value on the Date of Grant. On January 21, 1996 the market value, based on the closing price, of Common Stock was $7.75 per share. Participants are not required to pay any consideration for their Options. Each option may be exercised in whole or in part beginning eighteen months from the Date of Grant, when the option will vest, until the Date of Expiration. An option will immediately terminate if an employee's employment with the Company is terminated for cause. If an employee is terminated for any reason other than cause, the employee's option will be exercisable in accordance with the terms of the Plan, except that the option must be exercised within three months of the employee's termination of employment and will expire at the end of that three-month period to the extent not previously exercised.

An aggregate of 300,000 shares of Common Stock is available for issuance pursuant to options which may be granted under the 1996 Plan. This 1996 Plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code ("IRC") as an "employee stock purchase" plan under that section. Under present tax law, no tax consequences attend the grant or timely exercise of a qualified option. The optionee receives long-term capital gain treatment upon sale of the option shares if (i) the option shares are held by the optionee for two years after the option is granted and one year after the date of exercise, and (ii) the optionee is employed by the Company (or an affiliate of the Company) continuously from the date of the grant until three months before exercise (one year if the optionee is disabled). All or a portion of this capital gain may be an item of tax preference subject to the alternative minimum tax.

If the holding period requirement is not satisfied, the optionee recognizes, at the time of sale, ordinary income equal to the lesser of (a) the gain realized upon sale or (b) the difference between the option price and the fair market value of the stock on the date of exercise. Any additional gain would be long-term or short-term capital gain, depending on how long the stock was held. If the employment requirement is not met, ordinary income will be recognized at the time of exercise. Expense deductions are not allowed to the Company, unless the optionee recognizes ordinary income.

Options issued under the 1996 Plan must be evidenced by a written stock option agreement in a form prescribed by the Committee. Options are non-transferable except by will or under the laws of descent and distribution may be exercised only by the optionee during the optionee's lifetime.

The 1996 Plan also provides, in the case of certain events of merger or reorganization of the Company or stock for stock exchange with another company, for issuance of options for shares of the reorganized entity or, in the case of an exchange, of the stock received in exchange for the Company's stock, to replace options granted under the 1996 Incentive Plan.

The foregoing is a general summary of the proposed 1996 Plan and is qualified in its entirety by reference to the copy of the 1996 Plan attached to this Proxy Statement as "Exhibit C."

Ratification of the 1996 Plan requires the affirmative vote of a majority of outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                             ANNUAL REPORT


The Annual Report to Shareholders concerning the operations of the Company for fiscal year ended June 30, 1996, including the financial statements for that year, has been enclosed with this Proxy Statement.


                             OTHER MATTERS


The Board of Directors is not aware of any other matters which are to be presented at the meeting. However, if any other matters should properly come before the meeting, the persons named in the Proxy will vote on such matters in accordance with their judgment.

The above Notice and Proxy Statement are sent by order of the Board of Directors.



/s/ Scott A. Alexander
Scott A. Alexander, Secretary

                                      EXHIBIT A

                                SBS TECHNOLOGIES, INC.
                     1993 DIRECTOR AND OFFICER STOCK OPTION PLAN


    I.  PURPOSE

    The purpose of the 1993 Director and Officer Stock Option Plan (the "Plan") is to promote the long term success of SBS Technologies, Inc. by: (i) providing a means through which the Company can attract, retain and compensate Directors and Executive Officers who can materially contribute to the success of the Company and (ii) encourage stock ownership by Directors and Executive Officers so that they may have a proprietary interest in the Company's success.


    II.  DEFINITIONS

    The capitalized words appearing in this Plan are defined as follows:

         A. COMMITTEE means the Committee OF THE BOARD OF DIRECTORS appointed by the Board of Directors of the Company to administer the Plan as to officers, as more fully described in the Plan.

         B. COMMON STOCK means the no par value common stock of SBS Technologies, Inc.

         C.   COMPANY means SBS Technologies, Inc., and any subsidiaries.

         D. OPTION means the right to acquire Common Stock, conferred pursuant to this Plan.

         E. OPTION SHARES means shares of Common Stock which may be acquired under an Option.

         F. OPTIONEE means the person entitled to acquire Option Shares under an Option.

         G. EFFECTIVE DATE means the date the Plan is approved by the affirmative votes of the holders of a majority of the outstanding Common Stock entitled to vote at a meeting of the Company shareholders duly held in accordance with the laws of New Mexico.

         H.   PLAN means the 1993 Director and Officer Stock Option Plan.

         I. PLAN SHARES means the aggregate amount of Common Stock which may be awarded under the Plan.

    III.  ELIGIBLE DIRECTORS AND OFFICERS

    All Directors of the Company who are not employees of the Company, whether elected or appointed, ("Eligible Directors") and all Executive Officers of the Company subject to Section 16 of the Securities Act of 1934 ("Eligible Officers"), are eligible for awards under the Plan.


    IV.  THE COMMITTEE

    The Committee will consist of two or more "NON-EMPLOYEE" Directors as that term is defined in SECTION 16b-3(b)(3)(i). No member of the Committee will be an Eligible Officer. The Committee will administer the Plan and, from time to time and in its sole discretion, select from Eligible Officers those to whom Options will be awarded AND MAKE THOSE AWARDS. The number of Option Shares covered by an Option will be determined BY THE COMMITTEE in accordance with the criteria determined by the Committee, including Company performance. The exercise price will be DETERMINED BY THE COMMITTEE AND, IF NOT OTHERWISE DETERMINED, WILL BE THE closing price for the Common Stock on the trading day immediately preceding the date of grant. The Committee will determine, in its sole discretion, the terms of vesting, and exercise, AND TERMINATION OR EXPIRATION of the Options. Payment for Option Shares upon exercise of an Option WILL be made in cash OR, IN THE DISCRETION OF THE COMMITTEE DETERMINED AS OF THE GRANT OF (OR BY AMENDMENT TO) THE OPTION AND INCORPORATED THEREIN, (I) IN COMMON STOCK (VALUED AS DETERMINED BY THE COMMITTEE) OR (II) THROUGH A NET EXERCISE OF THE OPTION.


    V.  PLAN SHARES

    The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan and Plan Shares available each year under the Plan as to which Options were not granted in that year shall be added to the maximum number of Plan Shares available in any subsequent fiscal year.


    VI.  GRANTS TO DIRECTORS

    Each Eligible Director, upon his or her APPOINTMENT BY THE BOARD OF DIRECTORS WITHIN 90 DAYS OF THE COMPANY'S MOST RECENTLY HELD MEETING OF SHAREHOLDERS AT WHICH DIRECTORS WERE ELECTED, or election as a Director, shall automatically be awarded an option for 5,000 Option Shares. An Eligible Director serving at the Effective Date of the Plan who did not receive a grant of 5,000 Option Shares upon becoming a Director will receive an Option for 5,000 Option Shares upon the Effective Date of the Plan. Thereafter, UPON EACH RE-ELECTION AS A DIRECTOR, the Eligible Director shall automatically receive an Option for 5,000 Option Shares.

    VII.  EXERCISE OF OPTIONS

    This paragraph applies to Options held by Eligible Directors. The exercise price per Option Share shall be the closing price for the trading day immediately preceding the date of grant. The Option will vest AND BECOME EXERCISABLE AT 5:00 P.M., NEW MEXICO TIME, ON THE DAY BEFORE THE NEXT MEETING OF SHAREHOLDERS OF THE COMPANY AT WHICH DIRECTORS ARE ELECTED FOLLOWING THE GRANT OF THE OPTION IF THE ELIGIBLE DIRECTOR STILL HOLDS OFFICE. The Option shall terminate the earlier of (i) failure to vest, (ii) five years from the date of grant OR (III) TWELVE MONTHS FROM THE DATE THE OPTIONEE CEASES TO BE A MEMBER OF THE BOARD OF DIRECTORS. Payment for Option Shares upon exercise of an Option WILL be made in cash, OR IN THE DISCRETION OF THE BOARD OF DIRECTORS DETERMINED AS OF THE DATE OF GRANT (OR UPON AMENDMENT) OF THE OPTION AND INCORPORATED THEREIN, (I) IN COMMON STOCK VALUED AS DETERMINED BY THE BOARD OF DIRECTORS, OR
(II) THROUGH A NET EXERCISE OF THE OPTION.


    VIII.  RESTRICTIONS ON TRANSFER

    Unless and until the Company registers Plan Shares under the Securities Act of 1933 (THE "ACT") and as required by the securities laws of other applicable jurisdictions, the Option Shares awarded under the Plan will be "restricted securities" as that term is defined under Rule 144 of that Act and may only be transferred upon registration or in reliance on an exemption, established to the satisfaction of the Company, under the Act. EXCEPT WITH SPECIFIC APPROVAL BY THE BOARD OF DIRECTORS OR THE COMMITTEE, no Option will be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, UNLESS A PROPOSED TRANSFER IS IN COMPLIANCE WITH THE REQUIREMENTS FOR REGISTRATION OF THE OPTION OR OPTION SHARES ON FORM S-8 UNDER THE ACT AS THOSE REQUIREMENTS ARE THEN IN EFFECT. Moreover, all Option Shares are subject to the transferability restrictions imposed by Section 16 of the Securities Exchange Act of 1934. NO OPTION (OTHER THAN UPON EXERCISE) OR OPTION SHARE MAY BE TRANSFERRED OR OTHERWISE ALIENATED IN ANY WAY FOR A PERIOD OF SIX MONTHS FROM THE DATE OF GRANT, as provided in Rule 16b-3(d)(3).


    IX.  RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE

    If and to the extent that the number of issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), Eligible Directors and Eligible Officers will be entitled to receive shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, under the same circumstances and subject to the same conditions AS IF THE EVENT HAD NOT OCCURRED.


    X.  MANDATORY TAX WITHHOLDING

    Upon issuance of Option Shares under this Plan to an Eligible Director or Eligible Officer ("Participant"), the number of Option Shares otherwise issuable or payable MAY, AT THE OPTION OF THE OPTIONEE WITH THE CONSENT OF THE COMPANY, be reduced by the amount necessary to satisfy the Participant's United States Federal and, where applicable, state and local tax withholding requirements.

    XI.  SHAREHOLDER APPROVAL

    This Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company. If the Plan is not approved by the shareholders, the Plan shall terminate. No awards may be made under the Plan until that approval is received.


    XII.  RIGHTS AS SHAREHOLDER AND EMPLOYEE

    No person eligible to participate in this Plan will have any rights as a Shareholder of the Company with respect to the Option Shares before the date of issuance to that person of certificates for exercised awarded Option Shares. Neither the Plan nor any awards granted under the Plan will confer upon a participant any right to continue in the employ or to continue as a Director of the Company.


    XIII.  TERM OF THE PLAN

    The Plan will terminate on the earlier of the award of all of the Plan Shares or termination by the Board of Directors.


    XIV.  CONSTRUCTION

    The Plan will be interpreted and administered under the laws of the State of New Mexico. The Plan is intended to qualify under and comply with all applicable conditions of Rule 16b-3, or its successors, of the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and, with respect to actions by the Committee or Board of Directors, deemed advisable by the Committee or Board of Directors.


    XV.  INTERPRETATION

    All questions of interpretation and application of the Plan will be determined, as they relate to the Eligible Officers, solely by the Committee, as they relate to the Board of Directors, solely by the Board of Directors, the determination of which will be final and binding upon all parties.


    XVI.  AMENDMENT OF PLAN

    This Plan may be amended by a majority vote of the Board of Directors AT
ANY TIME AND FROM TIME TO TIME, EXCEPT THAT SHAREHOLDER APPROVAL OF AN AMENDMENT WILL BE REQUIRED IF REQUIRED BY APPLICABLE LAW OR REGULATION OR THE REQUIREMENTS OF ANY STOCK EXCHANGE OR NASDAQ SYSTEM WITH WHICH THE COMMON STOCK IS REGISTERED.

                                   EXHIBIT B

                             SBS TECHNOLOGIES, INC.
                   1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN


    I.  PURPOSE

    The purpose of the 1997 Employee Incentive Stock Option Plan (the "Plan")
is to promote, through the award of options for Common Stock, the long term success of SBS Technologies, Inc. by: (i) providing a means through which the Company can attract and retain specified employees who can contribute materially to that success and (ii) encouraging stock ownership by those specified employees so that they may have a proprietary interest in the Company's success.


    II.  DEFINITIONS

    The capitalized words appearing in this Plan are defined as follows:

         A. COMMITTEE means the Committee appointed by the Board of Directors of the Company to administer the Plan, as more fully described in the Plan.

         B. COMMON STOCK means the no par value common stock of SBS Technologies, Inc.

         C.   COMPANY means SBS Technologies, Inc., and any subsidiaries.

         D. DISABILITY means disability as defined in Section 22(e)(3) of the IRC.

         E. ELIGIBLE EMPLOYEE means an employee eligible to receive Options under the Plan as defined elsewhere in the Plan.

         F. EFFECTIVE DATE means the date the Plan becomes effective, as provided in the Plan.

         G. IRC means the Internal Revenue Code and regulations issued under it, as both may from time to time be amended.

         H. ISSUED, when used with respect to Plan Shares, means Common Stock actually issued and outstanding.

         I. OPTION means the right to acquire Common Stock conferred pursuant to this Plan in accordance with the provisions of
              Section 422 of the IRC.

         J. OPTION SHARES means shares of Common Stock which may be acquired under an Option.

         K. OPTIONEE means the individual entitled to acquire Option Shares under an Option.

         L. PLAN means the 1997 Employee Incentive Stock Option Plan of the Company, which is intended to qualify under Section 422 of the IRC.

         M. PLAN SHARES means the aggregate amount of Common Stock which may be purchased pursuant to Options under the Plan.


    III.  ELIGIBLE PARTICIPANTS

    Any one or more of the Company's Officers, and full-time employees, are eligible to participate in the Plan. No Option will be granted to any Director, as such, of the Company or member of the Committee.


    IV.  THE COMMITTEE

    The Committee will be a committee of the Board of Directors composed of two or more Directors designated by the Board of Directors of the Company. The Committee will administer the Plan and, from time to time and in its sole discretion, select from the Eligible Employees and recommend to the Board of Directors those to whom Options will be granted and the number of Option Shares for each Option.


    V.  PLAN SHARES

    The aggregate number of Plan Shares is 300,000. The Company will at all times during the term of the Plan reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options. The number of Plan Shares will be adjusted if a reclassification, consolidation or merger should occur, as provided elsewhere in the Plan.


    VI.  TERMS AND CONDITIONS OF OPTIONS

         A.  TERMS, CONDITIONS AND LIMITATIONS IN ALL OPTIONS.

         Except as otherwise provided in the Plan, one or more Options may be granted to any Eligible Employee. Each Option must be evidenced by a written stock option agreement between the Company and the Optionee in such form or forms as the Committee from time to time may prescribe and no Option will be deemed granted until the execution of that agreement. Option agreements need not be identical to each other but must comply with and be subject to the following terms and conditions:

         1. PURCHASE PRICE. The purchase price for an Option Share will not be less than the fair market value per share of the Common Stock on the date of grant of the Option. If an Optionee owns more than 10% of the voting power of all classes of the Company's stock, the purchase price per Option Share will be not less than 110% of the fair market value of the Common Stock on the date of grant of the Option. In each case, the fair market value used in determining the purchase price of an Option Share will be determined in good faith at the time of grant of the Option by decision of the Committee.

         2. EXERCISE. Any option granted will contain provisions established by the Committee setting forth the manner of exercise of the Option. However, no Option may be exercisable by its terms after the earlier of:

              a     ten years from the date of the grant of the Option or,
                   in the case of a person then owning more than 10% of the voting power of all classes for the Company's stock, five years from the date of the grant; or

              b. the expiration of three months after the date on which Optionee's employment (full-time or part-time) by the Company is terminated other than by Disability; or

              c. the expiration of one year from the date on which Optionee's termination of employment occurs as a result of Disability; or

              d. If Optionee dies while in Company's employ, the earlier of six months from the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, or one year after Optionee's death.

         3. PAYMENT FOR OPTION SHARES. Payment may be made, in the discretion of the Committee, in cash or in stock of the Company having a fair market value, as determined in good faith by the Committee, on the date of exercise equal to the price for which the Option Shares may be purchased.

         4. NONTRANSFERABILITY. The terms of any Option granted must include provisions making the Option nontransferable by the Optionee otherwise than by will or the laws of descent and distribution and prohibiting exercise by anyone other than the Optionee during the Optionee's lifetime. Option Shares which are issued may be subject to restrictions on transfer.

       B.  NON-ISOP ISSUANCES.

         If for any reason an Option issued under this Plan fails to qualify as an incentive stock option under the IRC, that Option will be deemed to be issued under this Plan as a non-qualified Option to the extent it does not so qualify.

       C.  OTHER TERMS.

         Any Option granted under the Plan will contain such other and additional terms, not inconsistent with the terms of the Plan, which are deemed necessary or desirable by the Board of Directors of the Company, the Committee or legal counsel to the Company, or which, together with the terms of the Plan, are necessary to constitute the Option as an "incentive stock option" within the meaning of Section 422 of the IRC.

       D.  COMPLIANCE WITH SECURITIES LAWS.

         No Option or Option Shares will be issued to an Eligible Employee or Optionee except in compliance with applicable state and federal securities laws, and the Company will have no obligation to issue Option Shares under an Option if compliance with those laws has not been achieved.

    VII.  RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE

    If and to the extent that the number of Issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares, Option Shares, and the purchase price per Option Share will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), the Optionee will be entitled to receive options covering shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, at an equivalent price, and subject to the same conditions.
The excess of the aggregate fair market value of the shares subject to the option immediately after the Event over the aggregate price of those shares will not be more than the excess of the aggregate fair market value of all Option Shares immediately before the Event over the aggregate option price of the Option Shares, and the new option or assumption of the old Option will not give the Optionee additional benefits the Optionee did not have under the old Option, or deprive the Optionee of benefits which the Optionee had under the old Option.


    VIII.  RIGHTS AS SHAREHOLDER AND EMPLOYEE

    No Optionee will have any rights as a Shareholder of the Company with respect to any Option Shares before the date of issuance to the Optionee of the certificates for the Option Shares. Neither the Plan nor any Option granted under the Plan will confer upon an Optionee any right to continue in the employment of the Company.


    IX.  EFFECTIVE DATE

    The Effective Date of the Plan is the date of its adoption by the Board of Directors of the Company.


    X.  TERM OF THE PLAN

    The Plan will terminate not later than, and no Options will be granted after, the tenth anniversary of the Effective Date. The provisions of the Plan will, however, continue after termination of the Plan to govern all Options granted under the Plan until the exercise or expiration of the Options. The Plan may be terminated at any time by the Board.


    XI.  CONSTRUCTION

    The Plan and Options granted under the Plan will be interpreted and administered under the laws of the State of New Mexico.


    XII.  INTERPRETATION

    All questions of interpretation and application of the Plan and any Options will be determined solely by the Board of Directors and the determination of the Board of Directors will be final and binding upon all parties.

    XIII.  STOCKHOLDER APPROVAL

    This Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company held within twelve months of the Plan's Effective Date. If the Plan is not approved by the shareholders, the Plan shall terminate and all options granted under it shall be immediately forfeited.


    XIV.  AMENDMENT OF PLAN AND OPTIONS

    This Plan may be amended or modified by the Board of Directors of Company without further action by shareholders, except that shareholder approval is required for (i) increasing the maximum number of shares of Common Stock which may be issued under the Plan (other than increases under Article VII of the Plan), or (ii) changing the employees or class of employees eligible to participate in the Plan.

                                      EXHIBIT C

                                SBS TECHNOLOGIES, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN
                                    300,000 SHARES

    I.  PURPOSE

    The purpose of the 1996 Employee Stock Purchase Plan ("Plan") of SBS Technologies, Inc. ("SBS") and its subsidiaries (together, with SBS, the "Company") is to attract, compensate and retain well-qualified employees by providing to them an equity interest in the Company's success.

    II.  PLAN SHARES

    SBS may issue and sell not more than 300,000 shares ("Plan Shares") of its no par value common stock ("Common Stock") pursuant to the Plan. The Plan Shares include authorized but unissued shares of Common Stock and shares of Common Stock that have been subject to unexercised options under the Plan, whether those options have terminated or expired by their terms, by cancellation, or otherwise. The number of Plan Shares will be adjusted if the number of outstanding shares of Common Stock of SBS is increased or reduced by split-up, reclassification, stock dividend and the like.

    III.  ADMINISTRATION

    The Plan shall be administered by a committee ("Committee") of the Board of Directors of SBS consisting of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") or such other persons as may be permitted by that Rule, as amended or superseded from time to time. The Committee shall have the power and authority necessary or appropriate to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption, amendment or rescission of such rules and regulations as the Committee deems advisable, the amendment with respect to the terms of future option grants under the Plan, the termination of further option grants under the Plan, and to make all other determinations the Committee deems necessary or advisable in administering the Plan. The determinations of the Committee on these matters shall be conclusive and binding upon all persons in interest.

    IV.  ELIGIBILITY

    Options under the Plan may be granted only to Eligible Employees. Eligible Employees are full-time employees of the Company but shall not include an employee: (i) who, if an option is granted to the employee under the Plan, will, immediately after the option is granted own or be entitled to purchase under such an option 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"), (ii) who, if an option is granted, would have rights to purchase shares under all employee stock purchase plans offered by the Company accruing at a rate exceeding $25,000 of the fair market value of the Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time,
(iii) whose customary employment is 20 hours or less per week, (iv) whose customary employment is for not more than 5 months in any fiscal year, (v) who is a highly compensated employee within the meaning of Code Section 414(g) as amended or superseded from time to time and an executive officer of the Company subject to Section 16 of the Securities Exchange Act.

    V.  OPTION GRANTS

    Until such time as the Committee may in its sole discretion amend the terms of the option grants or terminate further option grants under the Plan, all eligible employees of the Company shall, on the twenty-first day of January, 1996, 1997 and 1998 ("Date of Grant"), be granted an option to purchase Plan Shares on the following terms and conditions:

         A.  OPTION TERM.

         The term of each option will be from the Date of Grant until 1700 hours, mountain time, on the date which is twenty-seven months from the Date of Grant, when the option will expire ("Date of Expiration").

         B.  OPTION PRICE.

         The purchase price per Plan Share ("Option Price") will be the fair market value on the Date of Grant ("Date of Grant Price"). Fair market value means (a) the closing price of the Common Stock on the NASDAQ National Market System or, if the Common Stock is admitted to trading on an exchange, on that exchange, or (b) if no such closing price is available, the value as determined in good faith by the Board of Directors of SBS.

         C.  NUMBER OF OPTION SHARES.

         The number of Plan Shares subject to each option shall, within the limitations of eligibility, be the whole number equal to (i) up to 10% of each eligible employee's annual base compensation (without regard to benefits, bonuses or the like), the percentage to be determined by the Committee, divided by (ii) the Date of Grant Price.

         D.  EXERCISE.

         Each option may be exercised in whole or in part beginning eighteen months from the Date of Grant, when the option will vest, until the Date of Expiration by payment to the Company by cashier's check or money order of the full amount of the exercise price of the Plan Shares being purchased.

         E.  DELIVERY OF SHARES.

         A stock certificate representing the Plan Shares purchased pursuant to an exercised option, or if the Company has uncertificated shares, a written notice complying with the New Mexico Business Corporation Act, will be delivered by the Company to the purchaser as promptly as practicable after exercise of the option.

         F.  TERMINATION OF EMPLOYMENT.

         If an employee's employment with the Company is terminated for cause, any option held by the employee, whether or not vested, will immediately terminate. For purposes of this Plan, cause is defined to mean if the employee refuses, upon the Company's request, or, fails, to render services competently and in good faith to the Company's benefit while employed by the Company, or if the employee violates any provision or restriction or fails to perform any obligation contained in any employment agreement with the Company, or in any Company policy or Company employment manual or practice, or unless otherwise provided by Company policy or Company employment manual, (a) is reasonably believed by Company (i) to have failed to comply with any employment or nondiscrimination or similar law, regulation or policy, (ii) to abuse, as determined by the Company, alcohol or to use drugs, (other than as prescribed by employee's physician), or (b) refuses to submit to testing for alcohol or drugs, or (c) is reasonably believed by Company to have committed or is charged with any felony or a misdemeanor (except minor traffic violations and similar offenses). If an employee is terminated for any reason other than for cause, the employee's option will be exercisable in accordance with the terms of the Plan, except that the option must be exercised within three months of the employee's termination of employment and will expire at the end of that three-month period to the extent not previously exercised.

    VI.  RIGHTS AS SHAREHOLDER

    Until an option granted under the Plan has been exercised and the Plan Shares acquired pursuant to that exercise have been issued (or a written notice for uncertificated Plan Shares has been sent), the employee holding the option will have no rights as a shareholder with respect to the Plan Shares subject to the option.

    VII.  PLAN NOT TO AFFECT EMPLOYMENT

    Nothing in this Plan or options issued under it confers upon any employee the right to continue in the employ of the Company.

    VIII.  NONTRANSFERABILITY OF THE OPTION

    No option granted under the Plan may be transferred or assigned otherwise than by will or the laws of descent and distribution, nor may any option be exercised by anyone other than the optionee during the optionee's lifetime.

    IX.  SEVERABILITY

    If any part of this Plan is determined to be invalid or void in any respect, that determination will not affect, impair, invalidate or nullify the remaining provisions of this Plan, which will continue in full force and effect.

    X.  COMPLIANCE WITH SECURITIES LAWS

    If the Plan Shares have not been registered under the Securities Act of 1933 and any applicable state securities laws, the Company's obligation to issue Plan Shares pursuant to the exercise of an option shall be conditioned upon receipt of a representation letter in form satisfactory to the Company which includes, among other things, a representation that the employee is acquiring the Plan Shares for the employee's own account and not with a view to the distribution; the certificate representing those Plan Shares will bear a legend in a form deemed necessary or advisable by the SBS's legal counsel. In no event shall the Company be obligated to issue any Plan Shares pursuant to the exercise of an option if, in the opinion of SBS' legal counsel, that issuance would result in a violation of any federal or state securities laws.

    XI.  EFFECTIVENESS AND SHAREHOLDER APPROVAL

    The Plan is effective on January 21, 1996, subject to approval of the shareholders of SBS. If approval by SBS shareholders is not obtained within twelve months from the Plan's effective date, the Plan and any options issued under it will be deemed void ab initio.

    XII.  STOCK ADJUSTMENTS

          A.  STOCK DIVIDENDS, SPLITS AND THE LIKE.

         In the event of a stock dividend, stock split, recapitalization, merger in which SBS is the surviving corporation or other capital adjustment affecting the outstanding shares of Common Stock, an appropriate adjustment will be made, as determined by the SBS Board of Directors, to the number of Plan Shares and the exercise price per Plan Share with respect to any option granted under the Plan.

         B.  LIQUIDATION AND REORGANIZATION.

         If SBS is liquidated or is a party to a reorganization, consolidation or merger in which SBS is not the surviving corporation, any option granted under the Plan will vest.

    XIII.  AMENDMENT AND TERMINATION

    The Committee or the SBS Board of Directors may at any time alter, amend, suspend or terminate the Plan in whole or in part in any respect except that upon termination of the Plan for reasons other than its failure to qualify as an employee stock purchase plan under Section 423 of the Code, vested options may still be exercised in accordance with their terms and, as to them, the Plan will be considered to be in effect and not terminated until exercise or expiration of the vested options. If the Plan is terminated because it fails to comply with
Section 423 of the Code, the Plan and all options issued under it, whether or not vested, will terminate.

    XIV.  APPLICABLE LAW

    This Plan will be construed in accordance with the laws of the State of New Mexico, to the extent not pre-empted by applicable Federal law.

                                        PROXY
                                          OF
                                SBS TECHNOLOGIES, INC.



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON NOVEMBER 12, 1996.

The undersigned hereby appoints Andrew C. Cruce and James E. Dixon, and each of them, Proxies, with full power of substitution, to vote and act with respect to all shares of SBS Technologies, Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at 8:30 a.m. EST on November 12, 1996, at the Ralph Bunche Room, 28th Floor, of the Park Hyatt Hotel, One United Nations Plaza, 44th Street at First Avenue, New York, New York, and at any postponement(s) or adjournment(s) thereof, and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the meeting.


THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY THE UNDERSIGNED FOR ANY PURPOSE.


If you do not sign and return a proxy, or attend the meeting, your shares cannot be voted.


SBS Technologies, Inc.'s Directors recommend a vote to elect all nominees and "For" the proposals. SHARES WILL BE VOTED AS RECOMMENDED BY THE DIRECTORS UNLESS OTHERWISE INDICATED. The Board of Directors knows of no other proposed matters to be brought before the meeting.

     1.   ELECTION OF DIRECTORS

     ____ FOR all nominees listed below (except as indicated to the contrary below)

     ____ WITHHOLD AUTHORITY to vote for all nominees listed below.

Scott A. Alexander, Warren Andrews, Christopher J. Amenson, William J. Becker, Lawrence A. Bennigson, A. Wade Black, Andrew C. Cruce.

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.




     2. RATIFICATION OF SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING 1997.

     [  ] For Ratification     [  ] Against Ratification      [  ] Abstain

     3. APPROVE AMENDMENT TO 1993 DIRECTOR AND OFFICER STOCK OPTION PLAN to: clarify and redefine the membership of the Committee, redefine the responsibilities of the Committee, to revise eligibility for grants to appointed Directors, to revise the time of award of grants to re-elected Directors and to, increase the number of options received by the Directors, to amend the terms of the exercise of and payment for the options, to revise transferability provisions, to make tax withholding optional, and to amend the terms on which the Plan is to be amended.

     [  ] For Approval         [  ] Against Approval          [  ] Abstain


     4.   RATIFICATION OF THE 1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN.

     [  ] For Ratification     [  ] Against Ratification      [  ] Abstain


     5.   RATIFICATION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

     [  ] For Ratification     [  ] Against Ratification      [  ] Abstain


     6. If any other matters are properly brought before the meeting or any postponement(s) or adjournment(s) thereof, the persons named as Proxies or their substitutes are authorized to vote in accordance with their best judgment.



SIGN HERE AS NAME(S) APPEAR ON THE ADDRESS LABEL


______________________________________      DATE _________________________


______________________________________      DATE _________________________


Please sign this Proxy and return it promptly. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. Joint owners should each sign.